JOINT VENTURE AGREEMENT

FOR BIOSYNERGIES JOINT VENTURE

This Joint Venture Agreement (the “Agreement”) is made and entered into this 24th day of February, 2011, by and between BIOSYNERGIES LUBBOCK, LLC, a Texas limited liability company (“Bio Lubbock”) and GLOBAL EARTH ENERGY, INC., a Nevada corporation (“Global Earth”), for the formation of Biosynergies Joint Venture (the “Joint Venture”).  Bio Lubbock and Global Earth are severally referred to herein as a “Joint Venturer” and collectively  as the “Joint Venturers.”  The names, addresses, and interests of the Joint Venturers in the Joint Venture are listed in Exhibit A attached hereto and incorporated herein by reference for all purposes.

1.

Organization.  For and in consideration of the mutual covenants contained in this Agreement, the Joint Venturers form, create and agree to associate themselves in the Joint Venture pursuant to the Texas Business Organizations Code, Chapter 152.  Following the execution of this Agreement, the Joint Venturers shall execute or cause to be executed and filed any documents and instruments with any appropriate authorities that may be necessary or appropriate to comply with all requirements for the formation and operation of a joint venture in Texas.

(a)

Name.  The activities and business of the Joint Venture shall be conducted under the name of Biosynergies Joint Venture in Texas and under any variations of this name that are necessary to comply with the laws of other states within which the Joint Venture may do business or make investments.

(b)

Place of Business.  The principal place of business of the Joint Venture shall be 1504 Main Street, Lubbock, Texas 79401-3102.  Additional places of business may be located elsewhere.

(c)

Address.  The mailing address of the Joint Venture shall be 1504 Main Street, Lubbock, Texas 79401-3102.

2.

General Purposes.  The purpose of the Joint Venture is to construct and operate a manufacturing plant in Lubbock County, Texas that utilizes agricultural biomass to manufacture high-quality Urea and other by-products for the fertilizer and general chemical markets (the “Lubbock Plant”).  The Joint Venture shall have the power to exercise all of the powers to engage in the foregoing business, as well as to engage in activities that are related or incidental to any of these purposes.  The Joint Venture shall not engage in any other business without the prior written consent of all of the Joint Venturers.

The Joint Venturers acknowledge that Affiliates (as hereinafter defined) of Bio Lubbock are engaged, and in the future will be engaged, in the manufacture of Urea and other by-products for the fertilizer and general chemical markets, as well as other business ventures (the “Affiliate Businesses”).  For purposes of this Agreement, the term “Affiliate” means any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, Bio Lubbock.  As of the date of this Agreement, Affiliates of Bio Lubbock include 4A Technologies, LLC, Agricultural Bioenergy Products, LLC and Biosynergies, LLC, each of which are Texas limited liability companies.  It is anticipated that additional Affiliates of Bio Lubbock will be created after the date of this Agreement.  The operations of Affiliate Businesses shall not be deemed to be corporate opportunities of the Joint Venture.  Neither this Joint Venture nor Global Earth shall have any rights in or to the Biosynergy Businesses.

3.

Term of the Joint Venture.  The Joint Venture shall begin on the 24th day of February, 2011 and shall continue until the 24th day of February, 2026 (the “Termination Date”); provided, however, that (a) if Global Earth does not receive $100,000,000 from the sale by Global Earth of 1,000 shares of the Global Earth Energy, Inc. Series A Preferred Stock (the “Series A Preferred Stock”) to LB Tim Co., Ltd., a South Korean corporation, within thirty (30) days from the date of this Agreement, then this Agreement shall automatically terminate, and (b) if Global Earth does not make its entire committed capital contribution within the deadlines set forth in Paragraph 4(a)(ii), Bio Lubbock may terminate this Agreement.

1

4.

Contributions.

(a)

Initial Contributions.  Bio Lubbock and Global Energy agree to make their respective capital contributions as described below:

(i)

By a sublicense agreement with Biosynergies, LLC, Bio Lubbock has obtained the right to use patented technology described as Patent Cooperation Treaty Application No. PCT/US2009/053547, Modularized System and Method for Urea Production Using a Bio-mass Feedstock, filed on August 12, 2008.  At such time as Global Earth makes its initial capital contribution under Paragraph 4(a)(ii), Bio Lubbock shall sublicense its rights in the patented technology to the Joint Venture.  Through such technology, the Joint Venture will have the right to use the patented technology to manufacture Urea at the Lubbock Plant.  The fair market value of the licensed technology is agreed to be $195,000,000.

(ii)

Subject to Global Earth receiving $100,000,000 from the sale by Global Earth of 1,000 shares of the Series A Preferred Stock to LB Tim Co., Ltd., a South Korean corporation, Global Earth agrees to contribute capital to the Joint Venture totaling sum of $65,000,000.  If the Series A Preferred Stock is not sold within thirty (30) days after the date of this Agreement, then this Agreement shall automatically terminate.  If the Series A Preferred Stock is sold, Global Earth shall fund its $65,000,000 capital commitment according the following schedule:

•

$10,000,000 contribution within 21 days after the Series A Preferred Stock is sold;

•

An additional $20,000,000 contribution within 60 days after the Series A Preferred Stock is sold; and

•

The $35,000,000 balance of the committed contribution within 365 days after the Series A Preferred Stock is sold.

(b)

Additional Contributions.  No Joint Venturer shall be required to contribute any capital or lend any funds to the Joint Venture except as provided in Paragraph 4(a) or as may otherwise be agreed on by all of the Joint Venturers.

(c)

Contributions Secured.  Each Joint Venturer grants to the Managing Joint Venturer (as defined in Paragraph 12 of this Agreement) a lien on his interest in the Joint Venture to secure payment of all contributions and the performance of all obligations required or permitted under this Agreement.

(d)

No Priority.  No Joint Venturer shall be entitled to any distributions from the Joint Venture or to withdraw or demand the return of any part of its capital contribution except as specified as provided for in this Agreement.  No Joint Venturer shall have the right to demand or receive property other than cash in return for his capital contribution or as a distribution of income.  No Joint Venturer shall have priority over any other Joint Venturer either as to the return of his capital contributions to the Joint Venture or as to any distributions.

(e)

Joint Venturer’s Advances to the Joint Venture.  If any Joint Venturer advances any funds to the Joint Venture other than as provided in this Paragraph 4, the amount of any cash advance shall not be an additional capital contribution of the Joint Venturer but shall be a debt due from the Joint Venture to the Joint Venturer to be repaid at the times and with the interest that shall be expressly agreed on or, in the absence of an agreement, on the dissolution and liquidation of the Joint Venture and without interest.

(f)

Withdrawal.  Except as otherwise provided in this Agreement, no Joint Venturer shall be entitled to withdraw any part of his capital contributions from the Joint Venture.

5.

Interest of Each Joint Venturer.  Because Global Earth’s capital commitment will be funded in installments, Global Earth shall receive a 1.0% interest in the Joint Venture for each $2,600,000 contributed by Global Earth, with the balance of the Joint Venture being owned by Bio Lubbock.  Assuming that Global Earth contributes its entire $65,000,000 in committed capital, Global Earth shall own a twenty-five percent (25%) interest in the Joint Venture, and Bio Lubbock shall own a seventy-five percent (75%) interest in the Joint Venture.  The interest of each Joint Venturer in any net profits of the Joint Venture and the obligation and liability of each Joint Venturer as among the Joint Venturers for any liabilities and losses sustained by the Joint Venture business shall be according to their respective percentage interests in the Joint Venture, which shall be set forth opposite each Joint Venturer’s name in Exhibit A.  Exhibit A shall be amended from time to time to reflect the percentage interest of each Joint Venturer.  In the event of a default under this Agreement, the defaulting Joint Venturer agrees to indemnify the other Joint Venturers against any liability or loss directly resulting from the default.  No Joint Venturer shall have any right to compensation solely due to his contribution to the Joint Venture, except to share in the net profits in the percentage set opposite the Joint Venturer’s name in Exhibit A unless otherwise provided in this Agreement.

6.

Distributions.  Distributions from the Joint Venture to the respective Joint Venturers shall be made at the times and in the amounts that may be determined by a vote of fifty-one percent (51%) in interest, not in numbers, of the Joint Venturers.  However, any distribution from the Joint Venture shall be made proportionately to all Joint Venturers in the percentage set opposite each Joint Venturer’s name in Exhibit A.

7.

Ownership of Joint Venture Property.  All real or personal property, including all improvements placed or located on that property, acquired by the Joint Venture shall be owned by and in the name of the Joint Venture.  Each Joint Venturer expressly waives the right to require partition of any Joint Venture property or any part of it.  The Joint Venturers shall execute any documents that may be necessary to reflect the Joint Venture’s ownership of its assets and shall record the documents in the public offices that may be necessary or desirable in the discretion of the Joint Venturers.

8.

Investment Representations.  Each Joint Venturer represents and warrants to the other as follows:

(a)

Each Joint Venturer is acquiring an interest in the Joint Venture for its own account, for investment, and with no intention of distributing, reselling, pledging, or otherwise disposing of the interest to any other person;

(b)

THE JOINT VENTURER IS EITHER AN ACCREDITED INVESTOR OR A QUALIFIED INSTITUTIONAL INVESTOR AS DEFINED BY REGULATION D OF THE REGULATIONS ADOPTED BY THE SECURITIES AND EXCHANGE COMMISSION.

(c)

The Joint Venturer has adequate means of providing for its current needs and possible personal contingencies and has no need, and anticipates no need in the foreseeable future, to sell its interest in the Joint Venture interest.  The Joint Venturer is able to bear the economic risks of the investment and, consequently, without limiting the generality of the foregoing, is able to hold the interest for an indefinite period of time and has a sufficient net worth to sustain a loss of the Joint Venturer’s entire investment in the Joint Venture in the event such loss should occur.

(d)

The Joint Venturer has such knowledge and experience in financial and business matters that the Joint Venturer is capable of evaluating the merits and risks of an investment in the Joint Venture.  Each Joint Venturer has had an opportunity to ask questions of and receive satisfactory answers from the other Joint Venturer, or any person or persons acting on the Joint Venturer’s behalf, concerning the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of the Joint Venturer.  There have been no representations or warranties made verbally or in writing concerning the anticipated performance of the Lubbock Plant, and there are no guaranties that the patented technology described in Paragraph 4(a)(i) will perform as anticipated.

9.

Fiscal Year.  The fiscal year of the Joint Venture for both accounting and federal income tax purposes shall end on December 31 of each year.

10.

Books and Records.  Proper books and records shall be kept with respect to all Joint Venture transactions and maintained at the principal office of the Joint Venture.  Each Joint Venturer or its representative shall have access to the Joint Venture books and records at all reasonable times during business hours.  The books shall be kept using the method of accounting that shall properly reflect the income of the Joint Venture and that shall be agreed on by the Joint Venturers.  The books and records shall include the identity and nature of any property in which the Joint Venture owns a beneficial interest.  These records shall include, but shall not be limited to, a statement of the ownership and nature of real, personal, and mixed property or the interest of the Joint Venture in that property, as well as the form in which the title to that property is recorded and maintained, whether in the name of the Joint Venture or in the name of one or more designated Joint Venturers without designation of the Joint Venture.  The books and records of the Joint Venture shall be reviewed annually at the expense of the Joint Venture by a certified public accountant selected by the Joint Venturers.  The selected accountant shall (a) annually prepare and deliver to the Joint Venture, for filing, the appropriate federal income tax return and all schedules to those returns, and (b) within 90 days following the end of each fiscal year of the Joint Venture, deliver to each Joint Venturer financial statements of the Joint Venture, including balance sheets, profit and loss statements, and statements showing allocations and distributions to each Joint Venturer.

11.

Joint Venture Accounts.  All funds of the Joint Venture shall be deposited in its name in an account or accounts designated by the Managing Joint Venturer or with an agent designated by the Managing Joint Venturer.  Checks shall be drawn on the Joint Venture account or accounts only for purposes of the Joint Venture business and shall be signed by the persons that the Managing Joint Venturer designates.

12.

Managing Joint Venturer of Joint Venture.  The Managing Joint Venturer of the Joint Venture shall be Bio Lubbock (the “Managing Joint Venturer”).  Except as expressly provided in this Agreement, the design and construction of the Lubbock Plant, the management and control of the day-to-day operations of the Joint Venture and the maintenance of the Joint Venture property shall rest exclusively with the Managing Joint Venturer.  The Managing Joint Venturer shall serve in that capacity until the time that the Joint Venturers designate a new Managing Joint Venturer by a vote of fifty-one percent (51%) in interest, not in numbers, of the Joint Venturers.  The Managing Joint Venturer shall receive no salary or other compensation for its services as such.  The Managing Joint Venturer shall devote as much of its attention and time to the conduct and supervision of the Joint Venture business as the Managing Joint Venturer deems necessary or advisable.

13.

Powers of Managing Joint Venturer.  The Managing Joint Venturer is authorized and empowered to carry out and implement any and all of the purposes of the Joint Venture, and shall have all powers given to a general partner or joint venture under Chapter 152 of the Texas Business Organizations Code, as amended from time to time.  In that regard, the powers of the Managing Joint Venturer shall include, but shall not be limited to, the following:

(a)

To hire, fire, and supervise the Joint Venture’s employees.

(b)

To engage personnel, independent attorneys, accountants, or any other persons that may be deemed necessary or advisable.

(c)

To open, maintain, and close bank accounts and to draw checks and other orders for the payment of money.

(d)

To take any action and to incur any expenses on behalf of the Joint Venture that may be necessary or advisable in connection with the conduct of the Joint Venture’s affairs.

(e)

To enter into, make, and perform any contracts, agreements, and other undertakings that may be deemed necessary or advisable by the Managing Joint Venturer for the conduct of the affairs of the Joint Venture.

All Joint Venturers acknowledge that there are practical difficulties in doing business as a Joint Venture, caused by those outside the Joint Venture seeking to ascertain the capacity of a Joint Venturer to act on the Joint Venture’s behalf, or for other reasons.  Therefore, each Joint Venturer authorizes the Managing Joint Venturer to acquire all real and personal property, arrange all financing, enter into contracts, and complete all arrangements needed to carry out the Joint Venture’s purposes set forth in this Agreement, all in the name of the Joint Venture.  All outside parties shall be entitled to rely on the authority granted in this Agreement, without further inquiry.

No Joint Venturer, other than the Managing Joint Venturer, shall have the authority to bind the Joint Venture to any contract, liability or undertaking.  Each Joint Venturer that is not the Managing Joint Venturer agrees to indemnify and hold harmless the Joint Venture and each other Joint Venturer against any and all expenses (including attorneys’ fees), claims, liabilities, damages, fines, judgments, and settlements of every kind incurred in connection with any claim, action, suit, or proceeding (civil, criminal, administrative, or investigatory) brought or threatened to be brought, irrespective of the legal theory upon which the same may be founded, arising out of an unauthorized act by the Joint Venturer that is purported to bind or be made on behalf of the Joint Venture.

14.

Restriction on Authority of Joint Venturers.  The individual Joint Venturers and the Managing Joint Venturer shall not have any authority with respect to the Joint Venture and this Agreement to:

(a)

Do any act in violation of this Agreement.

(b)

Do any act that would make it impossible to carry on the business of the Joint Venture.

(c)

Possess Joint Venture property or assign the right of the Joint Venture or its Joint Venturers in specific Joint Venture property for other than a Joint Venture purpose.

(d)

Make, execute, or deliver any assignments for the benefit of creditors, or on the assignee’s promise to pay the debts of the Joint Venture.

(e)

Do any of the following without the consent of all the Joint Venturers:

(i)

Confess a judgment.

(ii)

Make, execute, or deliver for the Joint Venture any bond, guarantee, indemnity bond, surety bond, or accommodation paper or accommodation endorsement.

(iii)

Amend or otherwise change this Agreement to modify the rights or obligations of the Joint Venturers as set forth in this Agreement.

15.

Meetings of the Joint Venturers.  The Joint Venturers shall hold regular meetings at times and places to be selected by the Managing Joint Venturer.  In addition, twenty-five percent (25%) in interest, not in numbers, of the Joint Venturers may call a special meeting to be held at any time after they have given ten (10) days notice to all of the Joint Venturers.  Any Joint Venturer may waive notice of or attendance at any meeting of the Joint Venturers, may attend by telephone or by any other electronic communication device, or may execute a signed written consent to representation by another Joint Venturer.  At the meeting, the Joint Venturers shall transact any business that may properly be brought before the meeting.  The Joint Venturers shall keep regular minutes of all their proceedings.  The minutes shall be placed in a minute book of the Joint Venture.

16.

Action Without Meeting.  Any action required by statute or by this Agreement to be taken at a meeting of the Joint Venturers, or any action that may be taken at a meeting of the Joint Venturers, may be taken without a meeting if a writing setting forth the action taken or to be taken is signed by all of the Joint Venturers entitled to vote with respect to the subject matter of the consent.  That consent shall have the same force and effect as a unanimous vote of the Joint Venturers.  Any signed consent, or a signed copy of it, shall be placed in the minute book of the Joint Venture.

17.

TTU Royalty Agreement.  Bio Lubbock acknowledges and agrees that any royalties or other compensation due to Texas Tech University System arising out of this Agreement or the Lubbock Plant shall be paid solely out of Bio Lubbock’s share of net profits distributed by the Joint Venture.

18.

Transfers.

(a)

Restrictions on Transfers.  Except as otherwise provided in this Agreement, no Joint Venturer may sell, assign, transfer, encumber, or otherwise dispose of any Joint Venture interest without the prior written consent of seventy-five percent (75%) in interest, not in numbers, of all other Joint Venturers, and may not pass title to any Joint Venture interest in the absence of such consent.  Any transfer prohibited under this paragraph shall be void, and any attempt by a Joint Venturer to dispose of a Joint Venture interest in violation of this paragraph shall constitute a default under this Agreement.

(b)

Effect of Assignment.  Any transferee or assignee to whom an interest in the Joint Venture has been transferred and who is not at the time of the transfer a party to this Agreement shall be entitled to receive, in accordance with the terms of the assignment, the net profits to which the assigning Joint Venturer would otherwise be entitled.  However, such a transferee or assignee shall not be a Joint Venturer, and shall not have any of the rights of a Joint Venturer, until the transferee or assignee shall have accepted and assumed the terms and conditions of this Agreement by a written agreement to that effect.

19.

Events Constituting Default.  Any of the following events shall constitute a default by a Joint Venturer:

(a)

The failure to make when due any contribution or advance required to be made under the terms of this Agreement, and continuing that failure for a period of fifteen (15) days after written notice of the failure from the Managing Joint Venturer or a non-defaulting Joint Venturer.

(b)

The violation of any of the other provisions of this Agreement and failure to remedy or cure that violation within fifteen (15) days after written notice of the violation from the Managing Joint Venturer or a non-defaulting Joint Venturer.

(c)

The making of an assignment for benefit of creditors or the entry of an Order for Relief under any section or chapter of the Federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any of its states.

(d)

The appointment of a receiver for all or substantially all of the Joint Venturer’s assets and the failure to have the receiver discharged within thirty (30) days after the appointment.

(e)

The transfer or attempted transfer of a Joint Venturer’s interest in the Joint Venture, except as permitted by Paragraph 18(a) of this Agreement.

20.

Effect of Default.

(a)

On the occurrence of an event of default by a Joint Venturer, fifty-one percent (51%) in interest, not in numbers, or more of the other Joint Venturers shall have the right to elect to terminate the Joint Venture.  This election may be made at any time within one year from the date of that default provided that the electing Joint Venturers give the defaulting Joint Venturer fifteen (15) days written notice of the election and the default is continuing on the date notice is given.  In the event of termination of the Joint Venture under this Paragraph, the assets of the Joint Venture shall be distributed to the Joint Venturer’s pursuant to Paragraph 23 of this Agreement.

(b)

No termination of the Joint Venture pursuant to Paragraph 20(a) shall relieve the defaulting Joint Venturer from any liability arising out of its default, or from any personal liability for outstanding indebtedness, liabilities, liens, or obligations relating to the Joint Venture that may exist on the date of the termination.

21.

Amendment.  This Agreement may be amended or modified only by a written instrument executed by Joint Venturers owning collectively at least fifty-one percent (51%) interest, not in numbers, in the Joint Venture.

22.

Termination of the Joint Venture.  The following events shall terminate the Joint Venture:

(a)

The affirmative vote of fifty-one percent (51%) in interest, not in numbers, of the Joint Venturers;

(b)

The expiration of the term provided for in Paragraph 3 of this Agreement;

(c)

The election of a non-defaulting Joint Venturer to terminate this Agreement following an event of default pursuant to Paragraph 20; or

(d)

Except as otherwise provided in this Agreement, the occurrence of any other event that under the Texas Business Organizations Code would cause the dissolution of a joint venture.

23.

Distribution of Assets.  On termination, the assets of the Joint Venture shall be applied to payment of the outstanding Joint Venture liabilities, although the Managing Joint Venturer may maintain an appropriate reserve in the amount it determines necessary for any contingent liability until the contingent liability is satisfied.  If termination of the Joint Venture occurs prior to the Termination Date under Paragraph 22(a) or based upon an event of default by Bio Lubbock, any balance of the reserve shall be distributed to the Joint Venturers according to their respective percentage interests in the Joint Venture.  If termination of the Joint Venture occurs on or after the Termination Date, or occurs prior to the Termination Date based upon any event other than as described in Paragraph 22(a) or as a result of Bio Lubbock’s default under this Agreement, any balance of the reserve shall be distributed entirely to Bio Lubbock, and all other Joint Venturers shall execute such documents and take such action as is reasonably necessary to vest title to all Joint Venture assets in the name of Bio Lubbock or its nominee.

24.

Global Energy Common Shares.  In consideration of Bio Lubbock entering into this Agreement, on or before February 22, 2011, Global Energy agrees to issue to Bio Lubbock (or its nominee) 5,000,000 shares of the common stock of Global Earth, par value $0.001 per share (the “Global Energy Common Shares”), which are quoted under the ticker symbol GLER.OB on the Over-the-Counter Bulletin Board.  In accepting the Global Energy Common Shares, Bio Lubbock acknowledges as follows:

(a)

Bio Lubbock has received information provided to it in writing by Global Energy, or information from books and records of Global Energy, as specified below.  Bio Lubbock understands that all documents, records and books pertaining to this investment have been made available for inspection by it, its attorney and/or its accountant and/or its “Purchaser Representative” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and that the books and records of Global Energy will be available, upon reasonable notice, for inspection by Bio Lubbock during reasonable business hours at Global Energy’s principal place of business.  Bio Lubbock and/or its advisers have had a reasonable opportunity to ask questions of and receive answers from Global Energy, or a person or persons acting on its behalf, concerning this investment in the Global Energy Common Shares, and all such questions have been answered to the full satisfaction of Bio Lubbock.  No oral representations have been made and, to the extent oral information has been furnished to Bio Lubbock or its advisers in connection with this investment in the Global Energy Common Shares, such information was consistent with all written information furnished.

(b)

Specifically, Bio Lubbock was provided with access to Global Energy’s filings with the Securities and Exchange Commission, including the following:

(i)

Global Energy’s annual report to stockholders for the most recent fiscal year, any definitive proxy statement or information statement filed in connection with that annual report, and, if requested by Bio Lubbock in writing, a copy of Global Energy’s most recent Form 10-K pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(ii)

The information contained in an annual report on Form 10-K pursuant to the Exchange Act.

(iii)

The information contained in any reports or documents required to be filed by Global Energy under Sections 13(a), 14(a), 14(c), and 15(d) of the Exchange Act since the distribution or filing of the reports specified above.

(iv)

A brief description of the securities being offered, the terms of this investment in the Global Energy Common Shares, and any material changes in Global Energy’s affairs that are not disclosed in the documents furnished.

(c)

Bio Lubbock (i) has adequate means of providing for its current needs and possible personal contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the economic risks of an investment in the Global Energy Common Shares for an indefinite period, and (iv) at the present time, could afford a complete loss of such investment.

(d)

Bio Lubbock recognizes that the Global Energy Common Shares as an investment involves special risks, including those disclosed to Bio Lubbock by Global Energy.

(e)

Bio Lubbock understands that the Global Energy Common Shares have not been nor will be registered under the Securities Act or the securities laws of any state, in reliance upon an exemption therefrom for non-public offerings.  Bio Lubbock understands that the Global Energy Common Shares received by it must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.  Bio Lubbock further understands that Global Energy has not agreed and is under no obligation to register the Global Energy Common Shares on its behalf or to assist it in complying with any exemption from registration.

(f)

The Global Energy Common Shares are being accepted solely for its own account for investment and not for the account of any other person and not for distribution, assignment, or resale to others and no other person has a direct or indirect beneficial interest in the Global Energy Common Shares.  Bio Lubbock or its advisers have such knowledge and experience in financial, tax, and business matters to enable it to utilize the information made available to it in connection with this investment in the Global Energy Common Shares to evaluate the merits and risks of the prospective investment and to make an informed investment decision with respect thereto.

(g)

Bio Lubbock is authorized and otherwise duly qualified to purchase and hold the Global Energy Common Shares.

(h)

All information which Bio Lubbock has provided to Global Energy concerning itself and its financial position, and the knowledge of financial and business matter of the person making the investment decision on behalf of Bio Lubbock, is correct and complete as of the date set forth in this Agreement.

(i)

Bio Lubbock understands and agrees that the following restrictions and limitations are applicable to its purchase and its resales, hypothecations or other transfers of the Global Energy Common Shares pursuant to Regulation D under the Securities Act:

(i)

Bio Lubbock agrees that the Global Energy Common Shares shall not be sold, pledged, hypothecated or otherwise transferred unless the Global Energy Common Shares are registered under the Securities Act, and the securities laws of any state or is exempt therefrom;

(ii)

A legend in substantially the following form has been or will be placed on any certificate(s) or other document(s) evidencing the Global Energy Common Shares:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE.  WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAW OF ANY STATE, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

(iii)

Stop transfer instructions to the transfer agent of the Global Energy Common Shares have been or will be placed with respect to the Global Energy Common Shares so as to restrict the resale, pledge, hypothecation or other transfer thereof, subject to the further items hereof, including the provisions of the legend set forth in subparagraph (ii) above; and

(iv)

The legend and stop transfer instructions described in subparagraphs (ii) and (iii) above will be placed with respect to any new certificate(s) or other document(s) issued upon presentment by Bio Lubbock of certificate(s) or other document(s) for transfer.

(j)

Bio Lubbock understands that neither the Securities and Exchange Commission nor the securities commission of any state has made any finding or determination relating to the fairness for public investment in the Global Energy Common Shares and that the Securities and Exchange Commission as well as the securities commission of any state will not recommend or endorse any offering of securities.

(k)

Bio Lubbock acknowledges and is aware that it never has been represented, guaranteed, or warranted to it by Global Energy, its directors, officers, agents or employees, or any other person, expressly or by implication, that the limited past performance or experience on the part of Global Energy, or any future projections will in any way indicate the predictable results of the ownership of the Global Energy Common Shares or of the overall financial performance of Global Energy.

(l)

Bio Lubbock acknowledges that ___________________________ (complete if applicable) has acted as the “Purchaser Representative” as defined in Regulation D promulgated under the Securities Act, and (i) that he can bear the economic risk of this investment; (ii) he has relied upon the advice of the Purchaser Representative as to the merits of an investment in Global Energy and the suitability of such investment for Bio Lubbock; and (iii) the Purchaser Representative has confirmed to it, in writing, any past, present or future material relationship, actual or contemplated, between the Purchaser Representative or its affiliates and Global Energy or its affiliates.

(m)

Bio Lubbock acknowledges that Global Energy has made available to it or the Purchaser Representative, if any, or other personal advisers the opportunity to obtain additional information to verify the accuracy of the information furnished to it and to evaluate the merits and risks of this investment.

(n)

Bio Lubbock confirms that he has consulted with the Purchaser Representative, if any, or other personal advisers and that the Purchaser Representative or other advisers have analyzed the information furnished to it and the documents relating thereto on its behalf and have advised it of the business and financial aspects and consequences of and potential liabilities associated with its investment in the Global Energy Common Shares.  Bio Lubbock represents that he has made other risk capital investments or other investments of a speculative nature, and by reason of its business and financial experience and of the business and financial experience of those persons it has retained to advise it with respect to investments of this nature.  In reaching the conclusion that it desires to acquire the Global Energy Common Shares, Bio Lubbock has carefully evaluated its financial resources and investments and acknowledges that it is able to bear the economic risks of this investment.

(o)

Bio Lubbock acknowledges that all information made available to it and/or the Purchaser Representative, if any, and/or personal advisers in connection with its investment in the Global Energy Common Shares, including the information furnished to it, is and shall remain confidential in all respects and may not be reproduced, distributed or used for any other purpose without the prior written consent of Global Energy.

(p)

Bio Lubbock is an “Accredited Investor” as defined in Rule 501(a) of the Securities Act.

(q)

Bio Lubbock agrees to indemnify and hold harmless Global Energy and its affiliates from and against all damages, losses, costs, and expenses (including reasonable attorneys’ fees) which they may incur by reason of the failure of Bio Lubbock to fulfill any of the terms or conditions of this Agreement, or by reason of any breach of the representations and warranties made by Bio Lubbock herein, or in any document provided by Bio Lubbock to Global Energy.

25.

Tax Matters.  The Managing Joint Venturer shall have the power and discretion to handle all tax issues relating to the Joint Venture.

26.

Attorney’s Fees.  In the event that it should become necessary for any party entitled hereunder to bring suit against any other party to this Agreement for enforcement of the covenants herein contained, the parties hereby covenant and agree that the party who is found to be in violation of said covenants shall also be liable for all reasonable attorney’s fees and costs of court incurred by the other parties hereto.

27.

Benefit.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

28.

Notices.  All notices, requests, demands, and other communications hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, to the Joint Venturers at their respective addresses shown on Exhibit A attached hereto.  Any party hereto may change its address upon ten (10) days’ written notice to any other party hereto.

29.

Construction.  Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.  In addition, the pronouns used in this Agreement shall be understood and construed to apply whether the party referred to is an individual, partnership, joint venture, corporation or an individual or individuals doing business under a firm or trade name, and the masculine, feminine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.

30.

Waiver.  No course of dealing on the part of any party hereto or its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

31.

Cumulative Rights.  The rights and remedies of any party under this Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

32.

Invalidity.  In the event any one or more of the provisions contained in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

33.

Time of the Essence.  Time is of the essence of this Agreement.

34.

Headings.  The headings used in this Agreement are for convenience and reference only and in no way define, limit, simplify or describe the scope or intent of this Agreement, and in no way effect or constitute a part of this Agreement.

35.

Multiple Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  A facsimile transmission or PDF copy of this signed Agreement shall be legal and binding on all parties hereto.

36.

Law Governing and Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to any conflicts of laws provisions thereof.  Each party hereby irrevocably submits to the personal jurisdiction of the United States District Court located in Lubbock, Texas, as well as of the Courts of the State of Texas in Lubbock County, Texas over any suit, action or proceeding arising out of or relating to this Agreement.  Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such mediation, arbitration, suit, action or proceeding brought in any such county and any claim that any such mediation, arbitration, suit, action or proceeding brought in such county has been brought in an inconvenient forum.

37.

Perfection of Title.  The parties hereto shall do all other acts and things that may be reasonably necessary or proper, fully or more fully, to evidence, complete or perfect this Agreement, and to carry out the intent of this Agreement.

38.

Entire Agreement.  This instrument contains the entire Agreement of the parties and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

BIOSYNERGIES LUBBOCK, LLC

By  /s/  Terry R. Collins

    Terry R. Collins, Chief Executive Officer

GLOBAL EARTH ENERGY, INC.

By  /s/  Sydney A. Harland

    Sydney A. Harland, Chief Executive Officer

Exhibit A

Name and Address

Percentage

Initial Capital

Biosynergies Lubbock, LLC

$195,000,000

1504 Main Street

Lubbock, Texas 79401-3102

Global Earth Energy, Inc.

1213 Culberth Drive

Wilmington, North Carolina 28405

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